CONSULTANT AGREEMENT

THIS AGREEMENT, made as of Nov. 1, 1999, by and between VentureTech, Inc., an Idaho corporation with its mailing address at PO Box 3255, Reston, Virginia 20195-1255 (hereinafter referred to as "VTEH") and Silk Road Communications Inc. of 223 Parkside Drive, Port Moody, British Columbia, Canada V3H 4Z8, (hereinafter referred to as the "CONSULTANT"). In consideration of the compensation hereinafter agreed to be made and the covenants and agreements herein contained, the parties hereto mutually agree as follows:

                                    ARTICLE 1
                             Independent Contractor

The CONSULTANT shall be deemed at all times to be an independent contractor and the CONSULTANT is not for any purposes an employee or agent of VTEH and the CONSULTANT agrees not to make any representation to the contrary. The CONSULTANT understands and agrees that as an independent contractor he does not have any authority to sign contracts, notes, obligations, to make any purchases or to acquire or dispose of any property on behalf of VTEH unless otherwise directed in writing by an officer of VTEH.

                                    ARTICLE 2
                        Character and Extent of Services

The CONSULTANT shall provide consulting services in connection with VTEH's business and technical strategies. The services to be performed shall include, but not be limited to the following:

Research relevant third party technologies. Evaluate and test third party technologies.
Perform comparative analysis of competing third party gaming systems. Conduct technical due diligence on third party technologies. Maintain and update web site contents for VTEH.
Operate VTEH central web server and e-mail server. Research emerging e-commerce and Internet security protocols. Assist marketing in product and strategic planning.
Internet connection administration (e.g. domain registration, payment, tracking, etc.) Attend off-site visits and trade conferences. Monitor message bulletin board threads as they relate to VTEH. Provide technical guidance to VTEH management.

                                    ARTICLE 3
                              Period of Performance

This Agreement and the services hereunder shall commence as of the date of execution and continue for a period of one year unless otherwise terminated by either party with fifteen (15) days written notice. The period of performance may be extended by the mutual consent of the parties.

                                    ARTICLE 4
                                  Compensation

In full monetary consideration for this Agreement and the services to be performed by the CONSULTANT hereinunder, VTEH will pay the CONSULTANT the sum of $ 6,000.00 US per month payable in two $ 3,000.00 installments per month. Reasonable travel, living and other incidental expenses shall be reimbursed with the prior approval of VTEH.

                                    ARTICLE 5
                              Payment and Invoicing

CONSULTANT shall submit invoices to VTEH together with such supporting documentation as VTEH may reasonably require. Invoices shall be submitted to the Chief Operating Officer. Terms of payment to CONSULTANT are payable upon receipt of invoice.



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                                    ARTICLE 6
                          Assignment and Subcontracting

CONSULTANT's obligations authorized under this Agreement are not assignable or transferable and CONSULTANT agrees not to subcontract any of the work authorized hereunder without prior written approval of VTEH.

                                    ARTICLE 7
                                   Publication

Publication of information directly derived from work performed or data obtained in connection with services rendered under this Agreement must first be approved in writing by VTEH.

                                    ARTICLE 8
                                     Patents

The CONSULTANT shall furnish VTEH with complete information on any invention or discovery made or conceived by the CONSULTANT in the course of, or in connection with, or under the terms of this Agreement. VTEH shall have the sole power to determine the disposition of the title to and the rights under any application or patent that may result. The judgment of VTEH on these matters shall be accepted as final and the CONSULTANT agrees that she will execute all documents and do all things necessary or proper to carry out the judgment of VTEH, including compliance with VTEH's request for conformance to its policies and procedures pertaining to the filing of foreign patent applications.

                                    ARTICLE 9
                            Ownership of Work product

All technical data, evaluations, reports and other work product of CONSULTANT hereunder shall become the property of VTEH and shall be delivered to VTEH upon completion of services authorized hereunder. The CONSULTANT hereby releases any and all claim, right or interest including any claim, right or interest arising out of or recognized under Title 17 of the United States Code relating to copyrights, which the undersigned has or may have, now or in the future, relating to such work product.

                                   ARTICLE 10
                               Legal Requirements

CONSULTANT shall secure all licenses or permits required by law and shall comply with all ordinances, laws, rules, and regulations pertaining to his services hereunder.

                                   ARTICLE 11
                             Guarantees and Warranty

CONSULTANT warrants and guarantees that the work performed hereunder shall be in accordance with generally accepted professional standards.

                                   ARTICLE 12
                             Proprietary Information

CONSULTANT shall not, either during or after the term of this Agreement, disclose to any third party any confidential information relative to the work of the business of VTEH and/or any affiliated corporations, without written consent of VTEH. VTEH representatives shall at all times have access to the work for purposes of inspecting same and determining that the work is being performed in accordance with the terms of the Agreement.

                                   ARTICLE 13
                                     Waiver

The failure of VTEH to insist on strict performance of any of the terms and conditions hereof shall not constitute a waiver of any other provisions or any default to the CONSULTANT. The terms and conditions of this Agreement shall survive the period herein stated.





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                                   ARTICLE 14
                                     Notices

Any notice or other communication required or permitted to be given by or in connection with this Agreement shall be deemed duly given if and when delivered, in person, to the person whom such notice is directed, or if and when deposited in the U.S. certified or registered mail, postage prepaid and return receipt requested, or delivered to a recognized private courier service, fee prepaid, and addressed to the party to which such notice is directed at the address set forth below for such party, or at such other address as such party may have designated in a writing given to the other parties hereto in like manner.

  To: VTEH                                    To: Silk Road Communications Inc.:
  Attn: Chief Financial Officer               Attn: Victor Jung
  VentureTech, Inc.                           223 Parkside drive
  P.O. Box 3255                               Port Moody, British Columbia
  Reston, VA 20195                            Canada  V3H 4Z8

                                   ARTICLE 15
                                  Governing Law

This Agreement shall be governed by and construed in accordance with the substantive laws of the state of Virginia, USA.

                                   ARTICLE 16
                        Entire Agreements and Amendments

This instrument constitutes the entire Agreement between the PARTIES covering the subject matter defined herein. No modifications or amendments shall be valid unless stated in writing and signed by the PARTIES.

IN WITNESS WHEREOF, THE PARTIES hereto have caused this Agreement to be duly executed in their respective names:

FOR VentureTech, Inc.                             FOR Silk Road
                                                Communications Inc.

Agreement Executed By:                          Agreement Executed By:


William Baker                                   Victor Jung - President
Chief Financial Officer



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